EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CyberShop International, Inc.:

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this registration statement.



                                          /s/ Arthur Andersen LLP

                                          -----------------------------
                                          Arthur Andersen LLP

Roseland, New Jersey
March 23, 1998